Exhibit 10EE

                              CONSULTING AGREEMENT

            THIS CONSULTING AGREEMENT (this "Agreement"), dated as of June 6, 2001, by and between TOYS "R" US, INC., a Delaware corporation (the "Company"), and MICHAEL GOLDSTEIN ("Goldstein").

                                    RECITALS

            WHEREAS, pursuant to a Retention Agreement dated as of February 25, 1998 between the Company and Goldstein (the "Retention Agreement"), Goldstein is employed by the Company as Chairman of the Board of Directors of the Company ("Chairman"); and

            WHEREAS, Goldstein desires to retire from his position as Chairman and all other officer and employee positions, if any, held by Goldstein in the Company and any of its subsidiaries effective as of June 6, 2001 (the "Retirement Date"); to remain a member of the Board of Directors of the Company; and to provide consulting services to the Company as the Company may deem appropriate during the period from the Retirement Date through the third anniversary of the Retirement Date (the "Consulting Period"); and

            WHEREAS, the parties desire to set forth their respective rights and obligations in respect of Goldstein's retirement and consulting arrangement;

            NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    AGREEMENT

            1. Retirement.

            (a) Effective as of the Retirement Date, Goldstein will retire from his position as Chairman and all other officer and employee positions, if any held by Goldstein in the Company and any of its subsidiaries. It is agreed by the parties that, on and as of the Retirement Date, all rights and obligations of Goldstein and the Company with respect to such employment shall terminate, except for the continuing obligations of both parties under this Agreement.

            (i) On the Retirement Date, Goldstein will deliver to the Company a letter of resignation in the form of Exhibit A hereto.

            2. Compensation. In consideration of the agreements of Goldstein herein, Goldstein will be entitled to the compensation, consulting fees and benefits set forth in this Section 2.

            (a) Incentive bonus. The Company will pay Goldstein the incentive bonus which Goldstein would have been entitled to receive for fiscal year 2001 under the terms of the February 28, 1998 Retention Agreement, prorated for the number of complete months of employment during the fiscal year, and any other bonuses the Board of Directors or the Chief Executive Officer deems appropriate based upon outstanding service. Said bonuses will be paid to Goldstein on or about April 1, 2002.

            (b) Consulting fees. From the Retirement Date through the third anniversary of the Retirement Date, the Company will pay Goldstein a consulting fee of $200,000 per annum for consulting services provided to the Company as requested from time to time by the Company. Said fee will be paid to Goldstein in the amount of sixteen thousand six hundred sixty six dollars and sixty-six cents ($16,666.66) monthly, in arrears, by the 15th day of each following month. This Agreement, and the consulting services provided to the Company by Goldstein, shall automatically be extended on the third anniversary of the retirement date, for an additional one year period thereafter under the same terms and conditions as provided for herein, and automatically renewed annually thereafter, unless, at least six months prior to the expiration date of this Agreement, the Company gives notice to Goldstein of its decision to terminate the Agreement.

                        (i) Federal,  state and local income tax and payroll tax
            of any kind shall not be withheld or paid by the Company on Goldstein's behalf. Goldstein shall not be treated as an employee with respect to the consulting services performed hereunder for Federal, State or local tax purposes. The Company will report the amounts paid to Goldstein on Form 1099 to the extent required under the Internal Revenue Code.

                        (ii) Goldstein agrees to pay any applicable federal, state and local taxes required by law and further agrees to indemnify and hold the Company harmless from all claims, demands, deficiencies, levies, assessments, executions, judgements or recoveries by any governmental entity against the Company for any amounts claimed due on account of the consulting fees paid to Goldstein pursuant to Paragraph 2(b) above.


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

                        (iii) Death or Disability. Should Goldstein die or become disabled during the Consulting Period, the Company shall make a lump sum cash payment to Goldstein (or, in the event of his death, to his estate) an amount equal to the remaining payments owed through the end of the Consulting Period.

            (c) Health Benefits. As of the Retirement Date and for the remainder of his life, Goldstein (and his spouse and dependent children) will be entitled to continuation of medical, prescription and dental benefits maintained by the Company from time to time at a level commensurate with the level at which senior executives of the Company participate. If Goldstein (or his spouse and dependent children upon his death) elects to receive such health benefits, he shall pay the premium charged to former employees of the Company pursuant to Section 4980B of the Code; provided, that the Company can amend or otherwise alter the Plans to provide benefits to Goldstein that are no less than those commensurate with Goldstein's current position; provided, that to the extent such benefits cannot be provided to Goldstein under the terms of the Plans or the Plans cannot be so amended in any manner not adverse to the Company, the Company shall pay to Goldstein, on an after-tax basis, an amount necessary for Goldstein to acquire such benefits from an independent insurance carrier ; and provided further that the obligations of the Company under this clause 2(c) shall be terminated if, at any time after the Retirement Date, Goldstein is employed or is otherwise affiliated with a party that offers comparable health benefits to Goldstein.

            (d) Stock Options. All Toys "R" Us, Inc. stock options granted to Goldstein under the 1994 Plan will become 100% vested as of the Retirement Date, and may be exercised at any time prior to the expiration date of each stock option. All unvested Toysrus.com stock options shall continue to vest during the Consulting Period.

            (e) Restricted Shares. In recognition of the services rendered by Goldstein to the Company during his years of employment and hereafter as a consultant to the Company, all Restricted Stock Units granted to Goldstein pursuant to his February 28, 1998 Retention Agreement shall remain in effect pursuant to the terms of the Restricted Stock Unit Plan except that should the performance criteria set forth in the Plan not be achieved, all Restricted Stock Units granted pursuant to the February 28, 1998 Retention Agreement will vest as of April 1, 2002.

            (f) Savings and Profit Sharing. Goldstein shall be 100% vested in the value of his account balance under the "TRU" Partnership Employees' Savings and Profit Sharing Plan as of the Retirement Date, and entitled to the distribution of such account balance at his discretion.

            (g) SERP. Goldstein shall be 100% vested in the value of his account balance under the Toys "R" Us Supplemental Executive Retirement Plan (SERP) as of the Retirement Date, and entitled to the distribution of such account balance in accordance with the provisions of the Plan.

            (h) Deferred Compensation. Goldstein shall be entitled to the distribution of his account balance under the Partnership Group Deferred Compensation Plan in accordance with the provisions of the Plan.

            (i)  Non-Employee  Director   Compensation.   Effective  as  of  the
Retirement Date, Goldstein shall participate in the Non-Employee Directors' Compensation Program.


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

            (j) Office. Goldstein will be provided with office space at the National Store Support Center and secretarial support during the Consulting Period and any periods thereafter as long as he continues as a Non-Employee Director of the Company.

            (k) Retained Property. During the Consulting Period, Goldstein shall retain all property of the Company in his possession, including, but not limited to, credit cards, security key cards, telephone cards, car service cards, computer software or hardware, Company identification cards, Company records and copies of records, correspondence and copies of correspondence and other books or manuals issued by the Company.

            (l) Expense Reimbursement. The Company shall reimburse Goldstein, upon submission of appropriate statements and documentation, his reasonable expenses and disbursements incurred in the course of providing the consulting services under this Agreement. Said expenses include expenses related to the leasing, maintenance and insurance of an automobile on an equivalent basis to the automobile benefit received by Goldstein while employed by the Company.

            (m) Other Benefits. Goldstein acknowledges that he is not entitled to receive benefits from the Company other than as set forth in this Section 2, except for any benefits afforded Goldstein by applicable law.

            3. Termination of All Existing Agreements. All rights and obligations of the Company and Goldstein under the Retention Agreement, other employment agreement, arrangement or understanding and any other agreement between the Company and Goldstein are hereby canceled and terminated as of the Retirement Date without liability of any party hereunder, except that this Agreement, the terms of the February 25, 1998 Restricted Stock Option Agreement as set forth in Section 2 (e) of this Agreement, the Stock Option Agreements dated as of April 6, 2001 the Restoration Options granted June 4, 1999, January 26, 2001 and April, 20, 2001, the Toysrus.com, Inc. Stock Option Agreement dated as of July 16, 1999, and the Restricted Share Agreement dated as of April 1, 2000 shall continue in full force and effect.

            4. Release Agreement. The benefits pursuant to Section 2 are contingent upon Goldstein (i) executing a Separation and Release Agreement (the "Release Agreement"), in the form attached hereto as Exhibit B, upon or after his Retirement Date and (ii) not revoking or challenging the enforceability of the Release Agreement or this Agreement.

            5. No Solicitation of Employees or Customers. Goldstein hereby represents and warrants that during the six month period preceding the date of this Agreement he has not (i) solicited any customers of the Company or induced any customer of the Company to enter into a business relationship with Goldstein or any other person or (ii) solicited for employment or induced any person employed by the Company to terminate employment. During the three year period commencing on the Retirement Date, Goldstein shall not, directly or indirectly,
(i) employ or seek to employ any person who is as of the Retirement Date, or was at any time during the six month period preceding the Retirement Date, an officer, general manager, director or equivalent or more senior level employee of the Company or any of its subsidiaries or otherwise solicit, encourage, cause or induce any such employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or such subsidiary for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period) or (ii)


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

take any action that would interfere with the relationship of the Company or its subsidiaries with their suppliers and franchisees without, in either case, the prior written consent of the Company's Board of Directors, or engage in any other action or business that would have a material adverse effect on the Company.

            6. Non-competition.

            (a) During the three year period commencing on the Retirement Date, Goldstein shall not, directly or indirectly:

            (i) engage in any managerial, administrative, advisory, consulting or operational or sales activities in Restricted Business anywhere in the Restricted Area, including, without limitation, as a director or partner of such Restricted Business, or

            (ii) organize, establish, operate, own, manage or control or have a direct or indirect investment or ownership interest in a Restricted Business or in any corporation, partnership (limited or general), limited liability company enterprise or other business entity that engages in a Restricted Business anywhere in the Restricted Area.

            (b) Nothing in this Section 5 shall prohibit or otherwise restrict Goldstein from acquiring or owning, directly or indirectly, for passive investment purposes not intended to circumvent this Agreement, securities of any entity engaged, directly or indirectly, in a Business if either (i) such entity is a public entity and Goldstein (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) owns, directly or indirectly, no more than 3% of any class of equity securities of such entity or (ii) such entity is not a public entity and Goldstein (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) does not own, directly or indirectly, more than 1% of any class of equity securities of such entity.

            (c) "Restricted Business" means Wal-Mart, K-Mart, Target, Kohl's, Noodle Kadoodle/Zany Brainy, e-toys, KB Toys, FAO Schwarz, Buy Buy Baby or any other business, including mail order or internet business, if more than one-third of the business' revenues are generated by the manufacture, marketing or sale of toys (including, without limitation, video games and computer software for kids, electronic toys and wheel goods), juvenile or baby products, juvenile furniture and children's clothing or any other business in which the Company may be engaged on the Retirement Date, except that the Company, in its sole discretion, may elect to exclude a specific business from this definition.

            (d) "Restricted Area" means any country in which the Company or its subsidiaries owns or franchises any retail store operations or otherwise has operations on the Retirement Date.

            7. Confidentiality. Goldstein acknowledges that he has had and will continue to have access to Confidential Information (as hereinafter defined) of the Company. Goldstein agrees not to disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person (including Goldstein), firm, association or other entity (other than the


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

Company or its affiliates) any Confidential Information. "Confidential Information" includes, but is not limited to, customer and vendor lists, database, computer programs, frameworks, models, marketing programs, sales, financial, marketing, training and technical information, business methods, business policies, procedures, techniques, research or development projects or results, trade secrets (which Goldstein agrees include the Company's customer and prospective customer lists), pricing policies, business plans, computer software, intellectual property, information concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers, and operates its retail and other businesses, and any other information not otherwise available to the general public. If any person
(including any government employee) requests the disclosure or release of Confidential Information, Goldstein shall (i) promptly notify the Company of such request so that the Company may pursue any available remedies to prevent the disclosure or release of such Confidential Information and (ii) furnish the Company a copy of all written materials pertaining to such request for Confidential Information as the Company shall deem appropriate.

            8. No Inducements. Goldstein warrants that he is entering into this Agreement voluntarily, and that, except as set forth herein, no promises or inducements for this Agreement have been made, and he is entering into this Agreement without reliance upon any statement or representation by any of the Company and its affiliates, and its and their present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns or any other person, concerning any fact material hereto.

            9. Litigation Assistance. Goldstein agrees to cooperate with the Company and its counsel in regard to any litigation presently pending or subsequently initiated involving matters of which Goldstein has particular knowledge as a result of his employment with the Company or in his role as a consultant under the terms of this Agreement. Such cooperation shall consist of Goldstein making himself available at reasonable times for consultation with officers of the Company and its counsel and for depositions or other similar activity should the occasion arise. Goldstein shall not receive any additional compensation for rendering such assistance. Reasonable travel costs and out-of-pocket expenses in connection with such cooperation shall be reimbursed by the Company, as well as reasonable compensation for Goldstein's time and service if said assistance occurs after the termination of this Agreement. The obligations under this section shall survive for a ten-year period following the end of this Agreement.

            10. Expenses of Contests.

The Company agrees to reimburse Goldstein (within 60 days) all reasonable legal and professional fees and expenses that Goldstein may reasonably incur as a result of any contest by Goldstein, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, or the Release Agreement.

            (a) Goldstein shall reimburse the Company (within 60 days) for its reasonable legal and professional fees and expenses, and in the case of payments made pursuant to paragraph (a) above, shall refund to the Company the amount of such payments, to the extent there is a final determination that such fees, expenses or payments relate to claims brought by Goldstein against, or defenses by Goldstein of any claim of, the Company with respect to this Agreement, the Release Agreement that were determined to have been made or asserted by Goldstein in bad faith or frivolously.


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

            11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the parties arising out of or relating to Goldstein's employment and the cessation thereof. This Agreement may only be changed by written agreement executed by the parties.

            12. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the conflicts of law principles thereof.

            13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

            14. Arbitration. Except as otherwise provided for herein, any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by a three person panel mutually agreed upon, or in the event of a disagreement as to the selection of arbitrators, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons of such award, with references to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          TOYS "R" US, INC.

                                          By:
                                          Name:
                                          Title: _______________________________

                                          ______________________________________
                                          Michael Goldstein


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

                                                             June 6, 2001

Board of Directors
Toys "R" Us, Inc.

Ladies and Gentlemen:

            I, Michael Goldstein, hereby retire from Toys "R" Us, Inc. (the "Company"), its subsidiaries and affiliates and from all officer or employee positions held by me in the Company, its subsidiaries and affiliates, all effective as of June 6, 2001.

                                                          Very truly yours,

                                                          Michael Goldstein